As filed with the Securities and Exchange Commission on June 14, 2024

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Solaris Resources Inc.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	Not Applicable
(Province or other jurisdiction of incorporation or organization )	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 555, 999 Canada Place

Vancouver, British Columbia, Canada V6C 3E1

(604) 687-1717

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
28 Liberty St., New York, New York 10005
(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Tom Ladner Solaris Resources Inc. Suite 555, 999 Canada Place Vancouver, British Columbia, Canada V6C 3E1 (604) 687-1717	Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, CO 80202-5549 (303) 629-3400	Jamie Kariya Blake, Cassels & Graydon LLP 1133 Melville Street Suite 3500 Vancouver, BC, Canada V6E 4E5 (604) 631-3330

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	At some future date (check the appropriate box below):

1.	☐	pursuant to Rule 467(b) on __(date) at___(time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on __(date) at ___(time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ___(date).

3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	June 14, 2024

SOLARIS RESOURCES INC.

$200,000,000
Common Shares
Debt Securities
Subscription Receipts
Share Purchase Contracts
Units
Warrants

This prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Solaris Resources Inc. (“Solaris” or the “Company”) listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to $200,000,000. The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

The common shares of the Company (the “Common Shares”) are listed on the Toronto Stock Exchange (“TSX”) under the symbol “SLS” and on the NYSE American LLC (“NYSE American”) under the symbol “SLSR”. On June 13, 2024, the last trading day before the date hereof, the closing price per share of the Company’s Common Shares was C$4.59 on the TSX and US$3.32 on the NYSE American. Unless otherwise specified in an applicable prospectus supplement, debt securities, subscription receipts, share purchase contracts, units and warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “Risk Factors”.

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States.

We prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which differ from United States generally accepted accounting principals. The unaudited condensed interim consolidated financial statements incorporated by reference herein have been prepared in accordance with IFRS as issued by the International Accounting Standards Board applicable to the preparation of interim financial statements including International Accounting Standard 34 Interim Financial Reporting, which differ from United States generally accepted accounting principles. The audit of such financial statements may be subject to Canadian auditing and auditor independence standards. Therefore, the annual and interim financial statements incorporated by reference herein may not be comparable to financial statements of United States companies.

Owning our securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not fully describe these tax consequences. You should read the tax discussion in any applicable prospectus supplement and seek advice from a qualified tax advisor.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in British Columbia, Canada, some or all of our officers and directors and some or all of the experts named in this prospectus are Canadian residents, and many of our assets and the assets of said persons are located outside of the United States.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. Our securities may be sold pursuant to this prospectus through underwriters, dealers or selling securityholders or directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. See “Plan of Distribution”. A prospectus supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

The Company’s securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us or by any selling securityholders. In connection with any underwritten offering of securities, excluding an “at-the-market distribution” as defined in National Instrument 44-102 – Shelf Distributions (an “ATM Distribution”), the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an ATM Distribution undertaken pursuant to any prospectus supplement, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot or effect transactions that stabilize or maintain the market price of the securities offered.

This prospectus may qualify an ATM Distribution. The Company’s securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the securities. See “Plan of Distribution”.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the securities. See “Risk Factors”.

The Company’s registered and head office is located at Suite 555 – 999 Canada Place, Vancouver, British Columbia V6C 3E1.

Donald R. Taylor, a director of the Company, resides outside of Canada and has appointed an agent for service of process in Canada. In addition, Jorge Fierro and Mario E. Rossi, each a “qualified person” under National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), reside outside of Canada. See “Enforcement of Judgements against Foreign Persons” herein.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in these securities. We or any selling securityholders will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement, or the date of any documents incorporated by reference herein.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “$” or “C$” are to Canadian dollars and references to “US$” are to United States dollars.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Solaris” or the “Company”, refer to Solaris Resources Inc. together with our subsidiaries.

CAUTIONARY NOTE FOR UNITED STATES INVESTORS

We are permitted under the multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus, including the documents incorporated by reference herein and any prospectus supplement, in accordance with the requirements of Canadian securities law, which differ from the requirements of United States securities laws. Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board and thus may not be comparable to the financial statements of United States companies.

Disclosure regarding the Company’s mineral properties, including with respect to mineral reserve and mineral resource estimates included in this prospectus, was prepared in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 differs significantly from the disclosure requirements of the SEC generally applicable to U.S. companies. Accordingly, information contained in this prospectus is not comparable to similar information made public by U.S. companies reporting pursuant to SEC disclosure requirements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical fact, are forward-looking statements. Generally, any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance and often (but not always) using forward-looking terminology such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “budgets”, “scheduled”, “forecasts”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions, are not statements of historical fact and may be forward-looking statements.

In particular, forward-looking information and forward-looking statements may include, but are not limited to, information or statements with respect to the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur; exploration and development plans; timing of such exploration plans, and potential results of such exploration plans; a mineral resource update is expected in late second quarter of 2024 and the nature of such mineral resource estimate update; financial capacity and availability of capital; statements regarding the perceived merit of properties, budgets, work programs, use of available funds, and operational information; the Company’s intention to retain all future earnings and other cash resources for the future development and operation of its business; the Company’s intention not to declare or pay any cash dividends in the foreseeable future; the Company’s intention to effect the proposed transfer of the Company’s non-core assets held in Ecuador, Peru, Chile and Mexico into a newly incorporated wholly owned subsidiary of Solaris named Solaris Exploration Inc. pursuant to an internal re-organization; the Company’s intention to spin out 100% of the common shares of Solaris Exploration Inc. relative to their shareholdings in Solaris; and the closing of the undrawn portion of the financing provided by entities managed by Orion Mine Finance Management LP. Such factors and assumptions may include, but are not limited to: assumptions concerning copper, gold and other base and precious metal prices; cut-off grades; accuracy of mineral resource estimates and resource modeling; timing and reliability of sampling and assay data; representativeness of mineralization; timing and accuracy of metallurgical test work; anticipated political and social conditions; expected government policy, including reforms; ability to successfully raise additional capital; assumptions regarding obtaining required approvals; assumptions regarding Solaris’ ability to satisfy the requirements to draw down the remaining portion of the financing provided by entities managed by Orion Mine Finance Management LP; and other assumptions used as a basis for preparation of the Technical Report (as defined below).

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, and without limitation: the ability to raise funding to continue exploration, development and mining activities; debt risk; share price fluctuation; global economic conditions; negative operating cash flow; uncertainty of future revenues or of a return on investment; no defined mineral reserves with no mineral properties in production or under development; speculative nature of mineral exploration and development; risk of global outbreaks and contagious diseases; risks from international operations; risk associated with an emerging and developing market; relationships with, and claims by, local communities and indigenous groups; geopolitical risk; risks related to obtaining future environmental licenses for exploitation; permitting risk; constitutional court ruling risk; anti-mining sentiment; failure to comply strictly with applicable laws, regulations and local practices may have a material adverse impact on the Company’s operations or business; the Company’s concessions are subject to pressure from artisanal and illegal miners; the inherent operational risks associated with mining, exploration and development, many of which are beyond the Company’s control; land title risk; fraud and corruption; ethics and business practices; Solaris may in the future become subject to legal proceedings; Solaris’ mineral assets are located outside Canada and are held indirectly through foreign affiliates; commodity price risk; exchange rate fluctuations; joint ventures; property commitments; infrastructure; properties located in remote areas; lack of availability of resources; key management; dependence on highly skilled personnel; competition; significant shareholders; conflicts of interests; uninsurable risks; information systems; public company obligations; internal controls provide no absolute assurances as to reliability of financial reporting and financial statement preparation, and ongoing evaluation may identify areas in need of improvement; the Company’s foreign subsidiary operations may impact its ability to fund operations efficiently, as well as the Company’s valuation and stock price; the value of the Common Shares, as well as the Company’s ability to raise equity capital, may be impacted by future issuances of Common Shares; and measures to protect endangered species may adversely affect the Company’s operations, as well as those risk factors identified elsewhere in this prospectus, the AIF (as defined below) and other disclosure documents of the Company filed on SEDAR+ at www.sedarplus.ca. Certain of these risks are discussed in the section “Risk Factors” in this prospectus. The foregoing list is not exhaustive of the factors that may affect any of our forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this prospectus and in any documents incorporated or deemed incorporated by reference into this prospectus.

Although the Company has attempted to identify important factors and risks that could affect the Company and might cause actual actions, events or results to differ, perhaps materially, from those described in forward-looking statements, there may be other factors and risks not identified herein that cause actions, events or results not to occur as projected, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this prospectus speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All of the forward-looking information and statements contained or incorporated by reference in this prospectus are qualified by the foregoing cautionary statements. Investors are urged to read the Company’s filings with Canadian securities regulatory agencies, which can be viewed online under the Company’s issuer profile on SEDAR+ at www.sedarplus.ca.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this prospectus from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at Suite 555 – 999 Canada Place, Vancouver, British Columbia V6C 3E1 (Telephone: (604) 687-1717) and are also available electronically under the Company’s profile on SEDAR+ at www.sedarplus.ca. The filings of the Company through SEDAR+ are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents are specifically incorporated by reference into, and form an integral part of, this prospectus:

1)	the annual information form of the Company for the year ended December 31, 2023 dated March 28, 2024 (the “AIF”);

2)	the audited annual consolidated financial statements of the Company as at and for the years ended December 31, 2023 and 2022, together with the notes thereto and the auditor’s report thereon (the “Annual Financial Statements”);

3)	the management’s discussion and analysis of the Company for the years ended December 31, 2023 and 2022 dated March 28, 2024 (the “Annual MD&A”);

4)	the consolidated interim financial statements of the Company as at and for the three months ended March 31, 2024 and 2023, together with the notes thereto (the “Interim Financial Statements”);

5)	the management’s discussion and analysis of the Company for the three months ended March 31, 2024 and 2023 dated May 9, 2024 (the “Interim MD&A”);

6)	the management information circular of the Company dated May 9, 2024, prepared for the annual general meeting of shareholders to be held on June 24, 2024;

7)	the material change report dated January 19, 2024 relating to the announcement of the Company’s entrance into a subscription agreement in respect of an approximately C$130 million private placement of Common Shares by an affiliate of Zijin Mining Group Co. Ltd. (the “Zijin Financing”);

8)	the material change report dated May 24, 2024 relating to the announcement of the termination of the Zijin Financing; and

9)	the material change report dated May 27, 2024 relating to the announcement of the Company’s entrance into an agreement with National Bank Financial Markets, RBC Capital Markets, and BMO Capital Markets as bookrunners, on behalf of a syndicate of underwriters (collectively, the “Underwriters”), pursuant to which the Underwriters have agreed to purchase, on a bought deal basis, 8,222,500 Common Shares, including the over-allotment option, at a price of $4.90 per Common Share, for aggregate gross proceeds of $40,290,250 (the “Offering”).

Any documents of the type described in Section 11.1 of Form 44-101F1 – Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

To the extent that any document or information incorporated by reference into this prospectus is filed with, or furnished to, the SEC pursuant to the Exchange Act after the date of this prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. In addition, if and to the extent expressly indicated therein, we may incorporate by reference in this prospectus additional documents that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or is necessary to prevent a statement that is made from being false or misleading in of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements, the previous management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities under this prospectus.

References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

ADDITIONAL INFORMATION

A registration statement on Form F-10 will be filed by the Company with the SEC in respect of the offering of securities. The registration statement, of which this prospectus constitutes a part, contains additional information not included in this prospectus, certain items of which are contained in the exhibits to such registration statement, pursuant to the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement” below for further information with respect to such exhibits to the registration statement.

In addition to the Company’s continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Company is subject to the information requirements of the Exchange Act, and in accordance therewith the Company files with or furnishes to the SEC reports and other information. The reports and other information that the Company files with or furnishes to the SEC are prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company may not be required to publish financial statements as promptly as U.S. companies. Copies of any documents that the Company has filed with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the registration statement on Form F-10 of which this prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of KPMG LLP; (iv) the consent of each “qualified person” for the purposes of NI 43-101 listed on the Exhibit Index of the registration statement; and (v) the form of debt indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

EXCHANGE RATE INFORMATION

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “$” or “C$” are to Canadian dollars and references to “US$” are to United States dollars.

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, for one Canadian dollar, expressed in United States dollars, as quoted by the Bank of Canada.

	Year ended December 31,			Three months ended March 31,
	2023	2022	2021	2023	2022
	$	$	$	$	$
Closing	0.7561	0.7383	0.7888	0.7389	0.8003
High	0.7617	0.8031	0.8306	0.7512	0.8019
Low	0.7201	0.7217	0.7727	0.7243	0.7772
Average	0.7410	0.7692	0.7980	0.7394	0.7898

On June 13, 2024, the daily exchange rate as quoted by the Bank of Canada was $1.00 = US$0.7275 (US$1.00 = $1.3746).

THE COMPANY

Name, Address and Incorporation

The Company was incorporated on June 18, 2018 under the Business Corporations Act (British Columbia) (“BCBCA”) under the name “Solaris Copper Inc.” On November 26, 2019, Solaris amended its articles of incorporation to change its name from “Solaris Copper Inc.” to “Solaris Resources Inc.”. The registered and head office of the Company is located at Suite 555 – 999 Canada Place, Vancouver, B.C., V6C 3E1.

Solaris is a reporting issuer or the equivalent under the securities legislation of each of the provinces and territories of Canada. The Company’s fiscal year end is December 31.

Intercorporate Relationships

The following chart illustrates the Company’s principal subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of voting securities beneficially owned or over which control or direction is exercised by the Company, as well as the Company’s mines and development projects. Unless indicated otherwise, each subsidiary is 100% owned by the Company.

(Chart on following page)

All entities noted in the chart above are 100% owned, except as indicated below:

1.	Minera Ricardo Resources Inc. S.A. is 100% owned by Lowell Copper Holdings Inc. (“LCH”), except for one share held by Solaris.

2.	Lowell Copper S.A.C. is 100% owned by LCH, except for one share held by Solaris.

3.	Lowell Mineral Exploration Ecuador S.A. (“Lowell Ecuador”), a subsidiary of Solaris, owns and operates the Warintza Project (as defined below). Solaris’ wholly owned subsidiary, LCH, is the registered trustor of a guarantee trust that owns all of the issued and outstanding common shares of Lowell Ecuador, and holds the sole and exclusive right to claim restitution of the common shares of Lowell Ecuador upon complying with certain terms of a credit agreement dated December 11, 2023 among Solaris, LCH, Lowell Ecuador and OMF Fund IV SPV relating to the Company’s US$60,000,000 senior secured term facility.

4.	Minera Gabriella S.A. de C.V. is 100% owned by LCH, except for one share registered in the name of J. David Lowell.

5.	Minera Torre de Oro, S.A. de C.V. is 60% owned by Minera Hill 29 SA de CV (an indirect subsidiary of Solaris) and 40% owned by Aur Mexcay Inc., a subsidiary of Teck Resources Limited.

6.	Ascenso Inversiones, S.A. is 100% owned by LCH, except for 0.01% of shares held by a legal representative.

Description of the Business

Solaris is a multi-asset exploration company, advancing a portfolio of copper and gold assets in the Americas, which includes: its primary focus, and only material mineral project, a large-scale resource with expansion and discovery potential at the Warintza Project in Ecuador (“Warintza” or the “Warintza Project”); discovery potential at its Tamarugo project in Chile; discovery potential at its Capricho and Paco Orco projects in Peru; and significant leverage to increasing copper prices through its 60% interest in the La Verde joint-venture project with a subsidiary of Teck Resources in Mexico.

For further information regarding Solaris and its projects, see the AIF and other documents incorporated by reference in this Prospectus which are available on SEDAR+ at www.sedarplus.ca under the Company’s profile.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information included, or incorporated by reference in this prospectus or any applicable prospectus supplement, you should carefully consider the risks described below before purchasing our securities. If any of the following risks actually occur, our business, financial condition, results of operations and prospects could materially suffer. As a result, the trading price of our securities, including our Common Shares, could decline, and you might lose all or part of your investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. You should also refer to the other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including our consolidated financial statements and related notes and technical reports and any subsequently filed documents incorporated by reference. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus.

Risks Related to the Business of the Company

Ability to raise funding to continue exploration, development and mining activities

The Company does not generate operating cash flow from a producing mine and has incurred operating losses to date. The Company expects to incur operating losses in future periods due to continuing expenses associated with advancing its mineral projects, seeking new business opportunities, and general and administrative costs. The Company has relied on cash received from share issuances and advances from the senior secured debt facility to fund its business activities, including planned corporate expenditures, exploration expenses, as well as the development activities for the Warintza Project. The Company’s ability to continue as a going concern is dependent upon the successful execution of its business plan, meeting certain Warintza Project milestones, raising additional capital and/or evaluating strategic alternatives for its mineral property interests. The Company expects to continue to raise the necessary funds primarily through the issuance of common shares and/or advances from the senior secured debt facility in support of its business objectives. While the Company has been successful in securing financing to date, there can be no assurances that future equity financing, debt facilities or strategic alternatives will be available on acceptable terms to the Company or at all, in which case the Company may need to reduce its longer-term exploration plans. These financing requirements will result in dilution of existing Solaris shareholders. Failure to obtain such financing may result in delay or indefinite postponement of Solaris’ activities.

In December 2023, the Company entered into definitive agreements to a financing package consisting of up to US$80 million in financing including a US$60 million senior secured debt facility of which US$30 million was received on closing and the remaining amount to be made available in two tranches based on achieving certain milestones, and the Company received US$10 million in December 2023 on issuance of Common Shares and an additional US$10 million in June 2024 on issuance of 2,795,102 Common Shares at a price of $4.90 per Common Share (the “June Private Placement”) following the satisfaction of certain conditions. There are no guarantees that the Company will meet the conditions to receive the additional amounts under the financing package. In addition, the senior secured debt facility has a financial covenant which requires the Company to maintain an unrestricted cash balance of US$5 million in Canada.

Debt Risk

The Company is a party to a US$60 million senior secured debt facility (the “Senior Loan”) with OMF Fund IV SPV D LLC and OMF Fund IV SPV E LLC, entities managed by Orion Mine Finance Management LP. The Company’s ability to make scheduled payments under the Senior Loan and any other indebtedness will depend on its financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond its control. There is no guarantee that additional funding will be available for development of projects or to refinance existing corporate and project debt.

The Company is exposed to interest rate risk on variable rate debt. Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due, including, among others, debt repayments, interest payments and contractual commitments. If the Company’s cash flows and capital resources are insufficient to fund its debt service obligations, the Company could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance the Company’s indebtedness, including indebtedness under the Senior Loan. The Company may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternatives may not allow the Company to meet its scheduled debt service obligations.

In addition, a breach of debt covenants to third parties, including under the Senior Loan or the Company’s other debt instruments from time to time could result in an event of default under the applicable indebtedness. Such a default may allow the lenders to impose default interest rates or accelerate the related debt, which may result in the acceleration of any other debt to which a cross acceleration or cross default provision applies. In the event a lender accelerates the repayment of the Company’s borrowings, the Company may not have sufficient assets to repay its indebtedness.

The Senior Loan and other debt instruments contain several covenants that impose significant operating and financial restrictions on the Company and may limit the Company’s ability to engage in acts that may be in its long-term best interest. In particular, the Senior Loan restricts the Company’s ability to dispose of assets and to incur additional indebtedness and grant security interests or encumbrances. As a result of these restrictions, the Company may be limited in how it conducts its business, may be unable to raise additional debt or equity financing, or may be unable to compete effectively or to take advantage of new business opportunities.

Global economic conditions

The unprecedented events in global financial markets in the past several years have had a profound impact on the global economy. Many industries, including the mining industry, are impacted by these market conditions. Market events and conditions, including disruptions in the international credit markets and other financial systems and the deterioration of global economic conditions, could impede Solaris’ access to capital or increase the cost of capital and may adversely affect Solaris’ operations.

Solaris is also exposed to liquidity risks in meeting its operating and capital expenditure requirements in instances where its cash position is unable to be maintained or appropriate financing is unavailable. These factors may impact Solaris’ ability to obtain capital on terms favourable to it or at all. Increased market volatility may impact Solaris’ operations which could adversely affect the trading price of Common Shares.

Limited supplies, supply chain disruptions, and inflation

Our exploration activities require skilled personnel and a supply of other resources, such as natural gas, diesel, oil and electricity. Supply may be interrupted due to a shortage or the scarce nature of inputs. Supply might also be interrupted due to transportation and logistics associated with the remote location of some of our operations, and government restrictions or regulations which delay importation of necessary items. COVID-19 has had a significant impact on global supply chains that have not fully recovered, which has impacted our ability to source supplies required for our exploration activities and has increased the costs of those supplies. Global supply chains have been further affected by the current conflict between Russia and the Ukraine and could be strained further by any exacerbation of this conflict. Any interruptions to the procurement and supply of resources, or the availability of skilled personnel, as well as increasing rates of inflation, could have an adverse impact on our future cash flows, earnings, results of operations, and financial condition.

Negative operating cash flow

Solaris has negative operating cash flow and may continue to have negative operating cash flow in future periods. To the extent that Solaris has negative operating cash flow, Solaris will need to continue to deploy a portion of its cash reserves to fund such negative operating cash flow. Solaris expects to continue to sustain losses in the future until it begins to generate revenue from the commercial production of its properties. There is no guarantee that Solaris will ever have commercial production or be profitable.

Uncertainty of future revenues or of a return on investment

It is difficult to evaluate Solaris’ business and future prospects. Solaris has no history of earnings, and operating losses are expected to continue for the foreseeable future. While Solaris’ Board is optimistic about Solaris’ prospects, there is no certainty that anticipated outcomes and sustainable revenue streams will be achieved. There is no assurance that Common Shares will provide a return on investment in the future. Solaris has no plans to pay dividends in the future.

No defined reserves with no mineral properties in production or under development

Solaris is an early exploration and development company and all properties are in the exploration stage. Management has not defined or delineated any proven or probable reserves on any of Solaris’ properties. Mineral exploration involves significant risk and few properties that are explored contain bodies of ore that would be commercially economic to develop into producing mines. Management cannot confirm the presence of any proven or probable reserves at Warintza or any other properties. The failure to establish proven or probable reserves could severely restrict Solaris’ ability to implement its strategies for long-term growth. In addition, mineral resource figures are estimates only. The estimates are expressions of judgment based on knowledge, mining industry experience, the analysis of drill and other results, as well as industry practices.

Further, mineral resources are not mineral reserves and there is no assurance that any mineral resource estimate will ultimately be classified as proven or probable mineral reserves. Mineral resources which are not mineral reserves do not have demonstrated economic viability.

Speculative nature of mineral exploration and development

The exploration for and development of mineral deposits involves significant risk. Few properties that are explored are ultimately developed into producing mines. Substantial expenditures are required to establish mineral reserves through drilling, to develop processes to extract the mineral resources and, in the case of new properties, to develop the extraction and processing facilities and infrastructure at any site chosen for extraction. Development of Solaris’ mineral projects will only follow upon obtaining satisfactory results. There is no assurance that Solaris’ exploration and development activities will result in any discoveries of commercial bodies of ore, or that any of Solaris’ mineral projects will be brought into commercial production. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, accuracy of estimated size, continuity of mineralization, average grade, proximity to infrastructure, availability and cost of water and power, anticipated climatic conditions, commodity prices and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted but the combination of these factors may result in Solaris being unable to receive an adequate return on invested capital.

The process of mining, exploration and development also involves risks and hazards, including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions or acts of nature. These risks and hazards could lead to events or circumstances, which could result in the complete loss of a project or could otherwise result in damage or impairment to, or destruction of, mineral properties and future production facilities, environmental damage, delays in exploration and development interruption, and could result in personal injury or death.

Although Solaris evaluates the risks and carries insurance policies to mitigate the risk of loss where economically feasible, not all of these risks are reasonably insurable and insurance coverages may contain limits, deductibles, exclusions and endorsements. Solaris cannot assure that its coverage will be sufficient to meet its needs. Such a loss may have a material adverse effect on Solaris. See “Uninsured Risks” below for more details.

Spin-out of non-core assets

On December 6, 2021, the Company announced a proposed spin-out of non-core assets to create Solaris Exploration Inc. Shareholders are cautioned that the spin-out is subject to various customary approvals including shareholder approval and approval of the Supreme Court of British Columbia. There is no guarantee that the required approvals are obtained and, even if the required approvals are obtained, there is no guarantee that the spin-out will occur in a timely fashion (if at all), or that it occurs on the terms announced by Solaris. The spin-out is expected to occur alongside a Warintza transaction, which is also uncertain that it will occur in a timely fashion or if at all.

Risks from international operations

Changes in political situations may affect the manner in which Solaris operates. The operations of Solaris are conducted in Ecuador, Mexico, Chile and Peru which are exposed to various levels of economic, political, currency and other risks and uncertainties. These risks and uncertainties include, but are not limited to: terrorism, hostage taking, military repression, crime, violence, more prevalent or stronger organized crime groups, political instability, corruption, currency controls, extreme fluctuations in currency exchange rates, high rates of inflation, uncertainty of the rule of law and legal system, corruption of public officials and/or courts of law, labour unrest, the risks of war or civil unrest, expropriation and nationalization, renegotiation or nullification of existing concessions, licenses, permits, approvals and contracts, illegal mining, changes in taxation and mining laws, regulations and policies, restrictions on foreign exchange and repatriation, and changing political conditions and governmental regulations relating to foreign investment and the mining business. These countries have experienced political, social and economic unrest in the past and protestors have from time to time targeted foreign mining companies and their mining operations. The occurrence of mining regime changes adds uncertainties that cannot be accurately predicted and any future material adverse changes in government policies or legislation in the jurisdictions in which Solaris operates that affect foreign ownership, mineral exploration, development of mining activities and may affect Solaris’ viability.

Risk associated with an emerging and developing market

The disruptions recently experienced in the international and domestic capital markets have led to reduced liquidity and increased credit risk premiums for certain market participants and have resulted in a reduction of available financing. Companies located in countries in the emerging markets may be particularly susceptible to these disruptions and reductions in the availability of credit or increases in financing costs, which could result in them experiencing financial difficulty. In addition, the availability of credit to entities operating within the emerging and developing markets is significantly influenced by levels of investor confidence in such markets as a whole and as such any factors that impact market confidence (for example, a decrease in credit ratings, state or central bank intervention in one market or terrorist activity and conflict) could affect the price or availability of funding for entities within any of these markets.

Relationships with, and claims by, local communities and indigenous groups

Warintza was in a period of inactivity from late 2006 as a result of social unrest within the surrounding communities and lack of support for mineral exploration within Ecuador. In 2018, Solaris restored the relationship with local communities and commenced consultation. With the community’s support Solaris initiated exploration activities in 2019. Solaris has committed to on-going community engagement and returned 2,349.67 ha surface rights to local Shuar Nations of Warints and Yawi as an integral step to restoring the community’s acceptance of activity on Warintza. During the third quarter of 2020, Solaris and the local Shuar communities of Warints and Yawi announced the signing of the IBA, which was subsequently updated in the first quarter of 2022 and 2024. Solaris does not believe it requires the consent of any Shuar Centres other than the Shuar Centres of Warints and Yawi to conduct its current operations. While the IBA represents significant progress for the development of Warintza, continued development at Warintza is largely contingent on the continued support of these local communities. Any deterioration in Solaris’ relationship with these communities would significantly negatively impact the development of Warintza.

In addition, despite the positive steps taken to restore the local Shuar communities acceptance of activity at Warintza, opposition to mining activities in Ecuador by a number of non-governmental organizations (“NGOs”) and their influence on indigenous groups may ultimately affect permitting, operations, and Solaris’ reputation. Solaris undertakes various initiatives, involving or for the benefits of local communities, in accordance with its responsible and transparent mining strategies. While Solaris is committed to operating in a socially responsible manner, there can be no assurance that its efforts, in this respect, will mitigate any country risk.

The organization of Shuar Artuam People (PSHA) is a representative of certain local communities. While PSHA has voiced complaints regarding Solaris, such complaints have been made without consulting the communities of Warints and Yawi, without consideration of these communities’ rights to self-determination and without consideration of these communities’ voluntary choice to work with Solaris. Regardless, PSHA’s complaints have the potential to harm Solaris’ reputation and, any growth in the influence of PSHA could have the potential to have a material adverse effect on Solaris and its operations.

Geopolitical risk

Warintza is located in Ecuador, South America. As a result, the Warintza Project is subject to certain risks and possible political and economic instability specific to Ecuador, such as the outcome of political elections and the possible turnover of government, political unrest, labour disputes, invalidation of government orders, permits or property rights, risk of corruption including violations under applicable foreign corrupt practices laws, military repression, war, civil disturbances, criminal and terrorist acts, arbitrary changes in laws, expropriation, nationalization, renegotiation or nullification of existing agreements and changes to monetary or taxation policies. The occurrence of any of these risks may adversely affect the mining industry, mineral exploration and mining activities generally or the Company and, among impacts, could result in the impairment or loss of mineral concessions or other mineral rights.

Exploration, development or production may also be affected to varying degrees by government regulations with respect to, but not limited to, restrictions on future exploitation and production, price controls, export controls, income taxes, labour and immigration, and by delays in obtaining or the inability to obtain necessary permits, opposition to mining from environmental and other non-governmental organizations, limitations on foreign ownership, expropriation of property, ownership of assets, environmental legislation, labour relations, limitations on repatriation of income and return of capital, high rates of inflation, increased financing costs and site safety. These factors may affect both Solaris’ ability to undertake exploration and development activities in respect of future properties in the manner contemplated, as well as its ability to continue to explore, develop and operate those properties in which it has an interest or in respect of which it has obtained exploration and development rights to date.

In June 2022, Ecuador experienced eighteen days of widespread and at times violent protests. The unrest concluded with the signing of a Peace Agreement, whereby the Government of Ecuador made a number of promises in exchange for the end of the protests. The next step was for the Peace Agreement to be consolidated via specific commitments to be negotiated at dialogue tables between government authorities and representative of indigenous organizations and other groups; these dialogue tables were all closed in October 2022 gave rise to technical tables to oversee the implementation of agreements reached. While the National Mining Policy (Supreme Decree 151) remains in force. President Guillermo Lasso did agree to abdicate his special authority to approve mining activity in hydric protection areas, intangible zones, protected areas, archaeological zones, and indigenous ancestral territories. Government authorities have indicated that acquired rights would not be impacted by any new commitments which would apply solely to future concession grants, however there can be no guarantee that this will be the case. Also, as part of the Peace Agreement, the government committed to issue a Law on Prior Consultation; Minister of Energy and Mines Fernando Santos Alvite in early November 2022 announced that a draft law will be presented to the Assembly in the near-term.

In 2023, former President Guillermo Lasso did not complete his term due to the triggering of “muerte cruzada”, a constitutional mechanism whereby the Presidency and the National Assembly was dissolved, and elections were held. A new National Assembly was elected and Daniel Noboa, from the National Democratic Action (ADN) party. The Company believes the election of President Daniel Noboa was a positive outcome for the mining sector, with a continuance of mining-friendly government providing the basis for continued support of the industry and reforms aimed at improving the environment for the sector to grow. Although the new president has an approval rating of >80%, the current government will only govern for 17 months until the next election in 2025, completing the term of former president, Guillermo Lasso.

At the beginning of 2024, due to the issues regarding a definition of the “Prior Consultation” and ruling in the Constitutional Court, the indigenous sector and communities have been making statements of alert and monitoring of the Consultation process and statements regarding public rejection of the advance of mining in their territories.

Any shifts in political attitudes or changes in laws that may result in, among other things, significant changes to mining laws or any other national legal body of regulations or policies are beyond the control of Solaris and may adversely affect its business.

The Company also faces the risk that future governments may adopt substantially different policies. In addition, changes in resource development or investment policies, increases in taxation rates, higher mining fees and royalty payments, revocation or cancellation of mining concession rights or shifts in political attitudes in Ecuador may adversely affect Solaris’ business.

Environmental licenses for exploitation

In order to execute the exploitation phase of mining activities, Solaris must obtain the environmental licenses for such stage, for which it is necessary to comply with a process of prior indigenous consultation and environmental consultation. Prior indigenous consultation, which conforms with the free, prior and informed consultation process, should be regulated by an independent law and currently, in Ecuador, there is no law that regulates the prior indigenous consultation process. This law must be issued by the Ecuadorian National Assembly. The Ecuadorian Constitutional Court ordered the Ecuadorian National Assembly to issue the Prior Indigenous Peoples Consultation Law within one year since its possession in December 2023. Additionally, the Ecuadorian Constitutional Court ordered the Ecuadorian National Assembly to issue a law to regulate the environmental consultation process. Prior indigenous consultation is a different type of process that differs from environmental consultation.

Regarding free, prior and informed consultation, in March 2024 the Ministry of Energy and Mines issued the “Manual for the Operationalization of Free, Prior and Informed Consultation, contained in numeral 7 of Article 57 of the Constitution of the Republic of Ecuador for the Issuance of Administrative Measures in Mining Concessions (“Manual”).” On March 13, 2024, the Federation of Kañari Organizations of Ecuador filed a claim of unconstitutionality against this Manual, which has not been admitted to date.

It is not clear at this time if Solaris will be able or will need to apply for a consultation process following the Manual, or if it will be necessary to wait for the issuance of the corresponding law by the National Assembly. In any case, prior to commencing the exploitation phase of the Warintza Project, the Ecuadorian State (and not Solaris) should conduct further consultation in the area of influence of the project, under the terms and standards provided for in the Constitution, international instruments, the law and the decisions of the Constitutional Court. Prior consultation corresponds exclusively to the Ecuadorian State and not to Solaris. Among the subjects to be consulted are the centres of Warints and Yawi, as well as those other centres defined by the State for such purposes. As the Constitutional Court has stated in reiterated jurisprudence, the project executor (in this case Solaris) cannot participate in the consultation process, since it is an exclusive responsibility of the State. If the State does not apply consultation processes, Solaris may not be able to obtain the environmental license for continuing with its operations in the exploitation stage.

Permitting risk

Solaris’ mineral exploration and development activities are subject to receiving and maintaining licenses, permits and approvals (collectively, “permits”) from appropriate governmental authorities in Ecuador, Mexico, Chile and Peru. Solaris may be unable to obtain on a timely basis or maintain in the future all necessary permits to explore and develop its properties. Delays may occur in connection with obtaining necessary renewals or permits for Solaris’ existing operations and activities, additional permits for existing or future operations or activities, or additional permits associated with new legislation. It is possible that previously issued permits may become suspended or revoked for a variety of reasons, including through government or court action. Solaris can provide no assurance that it will continue to hold or obtain, if required to, all permits necessary to develop or continue operating at any particular site, which could adversely affect its operations.

Ecuadorian constitutional court rulings suspending licenses

The Constitutional Court of Ecuador has ordered that the Ecuadorian State issue laws to regulate the exercise of free, prior and informed consultation and environmental consultation which, to date, has not occurred. Even though this has not yet occurred, several courts (including the Ecuadorian Constitutional Court) have issued rulings ordering the suspension of environmental licensing processes and environmental licenses until free and informed prior consultation is carried out. These cases were initiated by constitutional actions filed by people claiming to be members of indigenous peoples living in the project’s area of influence, specifically against the licenses and other administrative acts issued for these projects.

As the communities within the direct area of influence of Warintza, the local Shuar communities of Warints and Yawi, have consented to Solaris’ activities at Warintza, Solaris currently views the risk of a Constitutional Court ruling suspending its licenses as low. Notwithstanding the foregoing, any deterioration in the Company’s relationship with the local communities of Warints and Yawi, or any Constitutional Court ruling suspending Solaris’ environmental license to operate at the Warintza Project coming to fruition, would have a material adverse effect on Solaris and its operations.

Anti-mining sentiment

Recent anti-mining sentiment in Ecuador has resulted in protests at certain mining projects and multiple mining projects being paralyzed due to opposition and legal action. The Ecuadorian provinces of Pichincha and Azuay are the two provinces that have turned out the most protestors and typically have the highest anti-mining sentiment, in general, in Ecuador. Pichincha is located to the north where referendum results late last year halted illegal mining activity at the Chocó Andino UNESCO site near Quito where there is no activity from the formal sector. The Azuay province is located in the southern region of the country and has a historical anti-mining posture.

By contrast, there has been very little anti-mining sentiment in the Ecuadorian states of Morona Santiago (which hosts the Warintza Project) and Zamora-Chinchipe (which hosts the Fruta del Norte and Mirador projects). For example, to Solaris’ knowledge, the national anti-mining protests in June 2023 turned out zero protestors in the provinces of Morona Santiago and Zamora Chinchipe in the southeastern region of the country where the formal mining sector is located.

The major mining development in Zamora-Chinchipe (Fruta del Norte and Mirador) has transformed the region with remote cantons hosting projects rising from poorest to rank among the wealthiest in the country. This dramatic improvement in economic and social outcomes, access to services and development of infrastructure have shifted public sentiment in favor of formal mining development in the adjacent province of Morona Santiago where the Warintza Project is located.

The existing anti-mining sentiment in Ecuador has therefore not had a significant impact on the Warintza Project. Notwithstanding the foregoing, any growth of anti-mining sentiment at Warintza or in the province of Morona Santiago could have a material adverse effect on Solaris and its operations.

Failure to comply strictly with applicable laws, regulations and local practices may have a material adverse impact on the Company’s operations or business

While the Company seeks to fully comply with applicable laws, regulations and local practices, failure to comply strictly with applicable laws, regulations and local practices relating to mineral rights applications and tenure could result in loss, reduction, cancellation or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests. Any such loss, reduction or imposition of partners could have a material adverse impact on the Company’s operations or business. Furthermore, increasing complexity of mining laws and regulations may render the Company incapable of strict compliance.

The Company’s concessions are subject to pressure from artisanal and illegal miners

Several of the Company’s concessions are located close to communities with long-standing artisanal, often illegal, mining traditions. Limited economic opportunities in these areas contribute to making gold mining an attractive field of work for local individuals and small associations and companies, who at times view concessions belonging to the Company as particularly attractive targets for alluvial or hard rock mining. In some cases, the local operators (occasionally financed by outsiders), having exhausted development opportunities at their current location may seek to expand or relocate their activities into areas controlled by the Company. In other cases, illegal miners may relocate to one of the Company’s concession areas in response to government pressure that has shut down their prior operations. Local and national political and regulatory authorities may come under pressure to support or not impede the ambitions of these local actors. The Company monitors local mining activities and is in regular contact with regulatory and political authorities to anticipate and manage issues as they arise, however not every incursion can be readily identified. Nonetheless, there is a risk that in the future, due to political or social factors, regulators may make decisions to grant access to artisanal miners that impact the viability of the Company’s projects.

The inherent operational risks associated with mining, exploration and development, many of which are beyond the Company’s control

The Company’s activities are subject to a high degree of risk due to factors that, in some cases, cannot be foreseen or anticipated, or controlled. These risks include, but are not limited to, tectonic or weather activity that may provoke landslides or other impacts, labour disruptions, legislative and regulatory changes, crime, the inability to obtain adequate sources of power, water, labour, suitable or adequate machinery and equipment, and expert attorneys and consultants. In addition, the Company may be unable to acquire or obtain such requirements as water rights and surface rights, which may be critical for the continued advancement of exploration, development and operational activities on its mineral concessions. These processes could generate delays and adverse decisions, however unexpected, could negatively impact project development and the Company’s prospects.

Land title risk

Although Solaris has investigated the right to explore and exploit its various properties and obtained records from government offices with respect to all the mineral claims, licenses, concessions and other rights in and to lands comprising its properties, there is no guarantee of title. Other parties may dispute the title to a property or the property may be subject to prior unregistered agreements and transfers or land claims by aboriginal, native, or indigenous peoples. The title to Solaris’ properties may be affected by undetected encumbrances or defects or governmental actions. Solaris has not conducted surveys of all of its properties and the precise area and location of claims or the properties may be challenged. Title insurance is generally not available for mineral properties. Failure by Solaris to meet its payment and other obligations pursuant to laws governing its mineral claims, licenses, concessions and other forms of land and mineral tenure could result in the loss of its material property interests which could have a material adverse effect on Solaris, which could cause a significant decline in Solaris’ stock price.

Surface rights and access risks

Although the Company acquired the rights to some or all of the minerals in the ground pursuant to its mining concessions, it does not thereby acquire all rights to, or ownership of, the surface to the areas covered by its mining concessions. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities, however, the enforcement of such rights can be costly and time consuming. In areas where there are no existing surface rights holders, this does not usually cause a problem, as there are no impediments to surface access. However, in areas where there are local populations or landowners, it is necessary, as a practical matter, to negotiate surface access. There can be no guarantee that, despite having the legal right to access the surface and carry on mining activities, the Company will be able to negotiate a satisfactory agreement with any such existing landowners/occupiers for such access, and therefore it may be unable to carry out significant exploration work or mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, the Company may need to rely on the assistance of local officials or the courts in the local jurisdictions in which the Company operates.

Russia-Ukraine conflict

In late February 2022, Russia launched a large-scale military attack on Ukraine, which amplified global geopolitical tensions. In response to the military action by Russia, various countries, including Canada, issued broad-ranging economic sanctions against Russia. Such sanctions and any future sanctions against Russia may adversely impact, among other things, the Russian economy, which directly and indirectly affect various sectors of the economy, disrupt the global supply chain, and increase inflationary pressures. Accordingly, the actions discussed above and the potential for a wider conflict could increase financial market volatility and cause severe negative effects on regional and global economic markets, and therefore have a significant negative effect on the ability of the Company to obtain equity financing to fund additional exploration activities.

Risk of global outbreaks and contagious diseases

The risk of global outbreaks, including COVID-19, have the potential to significantly and adversely impact Solaris’ operations and business. On March 11, 2020, the World Health Organization recognized COVID-19 as a global pandemic. Solaris is continuously evaluating the uncertainty and impact of the outbreak on the Company and its ability to operate due to employee absences, the length of travel and quarantine restrictions imposed by governments of affected countries, disruption in the Company’s supply chains, information technology constraints, government interventions, market volatility, overall economic uncertainty and other factors currently unknown and not anticipated.

There can be no certainty that COVID-19, or other infectious illness, and the restrictive measures implemented to slow the spread of the virus will not materially impact Solaris’ operations or personnel in the coming year. It is not possible for Solaris to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business, results of operations or ability to raise funds at this time.

Fraud and corruption

Solaris’ operations are governed by, and involve interactions with, many levels of government in numerous countries. Solaris is required to comply with anti-corruption and anti-bribery laws, including the Canadian Corruption of Foreign Public Officials Act, as well as similar laws in the countries in which Solaris conducts business. In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under such laws, resulting in greater scrutiny and punishment to companies convicted of violating anti-corruption and anti-bribery laws. Furthermore, a company may be found liable for violations by not only its employees, but also by its contractors and third-party agents. Solaris’ internal procedures and programs may not always be effective in ensuring that Solaris, its employees, contractors or third-party agents will comply strictly with such laws. If Solaris becomes subject to an enforcement action or in violation of such laws, this may have a material adverse effect on its reputation, result in significant penalties, fines, monitoring and investigation costs and/or sanctions imposed on it, and/or have a material adverse effect on Solaris’ operations.

Ethics and business practices

Solaris maintains and requires adherence to policies governing ethical business conduct and practices, including prohibition of illegal payments, and respect for human rights and the individual. All personnel are expected to promote a respectful and inclusive workplace environment irrespective of ethnic background, gender, age or experience. Nevertheless, there is no assurance of compliance and the Company may be subject to allegations of discriminatory practices, harassment, unethical behavior, or breach of human rights.

Solaris may in the future become subject to legal proceedings

Solaris may, from time to time, become involved in various claims, legal proceedings, regulatory investigations and complaints. Solaris cannot reasonably predict the likelihood or outcome of any actions should they arise. If Solaris is unable to resolve any such disputes favorably, it may have a material adverse effect on Solaris’ financial performance, cash flows, and results of operations. Solaris’ assets and properties may become subject to further liens, agreements, claims, or other charges as a result of such disputes. Any claim by a third party on or related to any of Solaris’ properties, especially where mineral reserves have been located, could result in Solaris losing a commercially viable property. Even if a claim is unsuccessful, it may potentially affect Solaris’ operations due to the high costs of defending against the claim. If Solaris loses a commercially viable property, such a loss could lower its future revenues, or cause Solaris to cease operations if the property represents all or a significant portion of Solaris’ mineral reserves.

Tax regime in Ecuador

The tax regime in Ecuador may be subject to differing interpretations, is subject to change without notice and the Company’s interpretations may not coincide with that of the Ecuadorian tax authorities. In order for there to be restrictions on the repatriation of earnings, the Government of Ecuador would need to reform through the National Assembly the Organic Code of Production, Commerce and Investment that grant rights to freely repatriate earnings. As a result, the taxation applicable to transactions and operations may be challenged or revised by the Ecuadorian tax authorities, which could result in significant additional taxes, penalties and/or interest. Given the complexity of the tax calculations and interpretations, there is a risk that the currently expected taxation regime will not be applied or that different tax authorities will not agree with the calculations which may negatively impact the Company and the economic feasibility of the Warintza Project. This risk has been diminished by the execution of the investment contract in December 2022 between the Company and the Government of Ecuador setting out the legal framework, tax and legal stability, contractual rights, tax incentives and guarantees for the Warintza Project.

There is also a risk that restrictions on the repatriation of earnings from Ecuador to foreign entities will be imposed in the future and the Company has no control over withholding tax rates. In addition, there are certain laws and regulations enacted in Ecuador that impose a capital gains tax on profits derived from the sale of shares, ownership interests and other rights, such as grant of rights for exploration concessions, exploitation, or similar activities of companies with permanent establishments in the country. The impact of these laws and regulations on the Company or its shareholders has not yet been determined.

Solaris’ mineral assets are located outside Canada and are held indirectly through foreign affiliates

It may be difficult if not impossible to enforce judgements obtained in Canadian courts predicted upon the civil liability provisions of the securities laws of certain provinces against substantially all of Solaris’ assets which are located outside Canada.

Commodity price risk

The price of Common Shares, financial results and exploration, and development and mining activities in the future may be materially adversely affected by declines in the price of copper, molybdenum and gold. Copper, molybdenum and gold prices fluctuate widely and are affected by numerous factors beyond Solaris’ control, such as the sale or purchase of metals by various central banks and financial institutions, interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of major metals-producing and metals-consuming countries throughout the world.

Exchange rate fluctuations

Solaris reports its results in U.S. dollars, while many of Solaris’ investments, costs and revenues may be denominated in other currencies. This may result in additions to Solaris’ reported costs or reductions in Solaris’ reported revenues. Fluctuations in exchange rates between currencies in which Solaris invests, reports, or derives income may cause fluctuations in its financial results that are not necessarily related to Solaris’ underlying operations.

Joint ventures

Solaris may enter into joint venture or similar arrangements with regard to future exploration, development and production properties (including potentially Solaris’ concessions). There is a risk any future joint venture partner does not meet its obligations and Solaris may therefore suffer additional costs or other losses. It is also possible that the interests of Solaris or future joint venture partners are not aligned resulting in project delays or additional costs and losses. Solaris may have minority interests in the companies, partnerships and ventures in which it invests and may be unable to exercise control over the operations of such companies.

Property commitments

The properties held by Solaris may be subject to various land payments and/or work commitments. Failure by Solaris to meet its payment obligations or otherwise fulfill its commitments under these agreements could result in the loss of related property interests.

Infrastructure

Mineral exploration and development activities depend, to one degree or another, on adequate infrastructure. The costs, timing and complexities of developing Solaris’ projects may be greater than anticipated for certain property interest without access to reliable roads, bridges, power sources and water supply. Unusual or infrequent weather phenomena, terrorism, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect Solaris’ operations, financial condition and results of operations.

Properties located in remote areas

Solaris’ exploration and development properties may be located in remote areas with challenging terrain, climate and access, resulting in technical challenges for conducting geological exploration. The remote location of Solaris’ operations may also result in increased costs and transportation difficulties, which could have a material adverse effect on Solaris’ business and results of operations.

Lack of availability of resources

Mining exploration requires ready access to mining equipment such as drills, and crews to operate that equipment. There can be no assurance that such resources will be available to Solaris on a timely basis or at a reasonable cost. Failure to obtain these resources when needed may result in delays in Solaris’ exploration programs.

Dependence on highly skilled personnel

Solaris’ prospects depend in part on the services of key board members, executives and other highly skilled and experienced personnel focused on managing Solaris’ interests and the advancement of its mineral projects, as well as its other interests, in addition to the identification of new opportunities for growth and funding. The loss of these persons or Solaris’ inability to attract and retain additional highly skilled employees required for Solaris’ activities may have a material adverse effect on its business or future operations. Solaris does not currently maintain “key person” life insurance on any of its key employees.

Competition

There is competition within the mining industry for the discovery and acquisition of properties considered to have commercial potential. Solaris competes with other mining companies, many of which have greater financial resources than Solaris, for the acquisition of mineral claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees and other personnel.

Significant shareholders

Each of Solaris’ significant shareholders has or will have the ability to significantly influence the outcome of corporate actions requiring shareholder approval, including the election of directors of Solaris and the approval of certain corporate transactions. Solaris’ significant shareholders’ respective interests may differ from the interests of Solaris or its other shareholders. The concentration of ownership of the Common Shares may also have the effect of dissuading third-party offers or delaying or preventing other possible strategic transactions of Solaris.

Reputational risk

As a result of the increased usage and the speed and global reach of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users, companies today are at much greater risk of losing control over how they are perceived in the marketplace. Damage to the Company’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity (for example, with respect to the Company’s handling of environmental matters or the Company’s dealings with community groups), whether true or not. The Company places a great emphasis on protecting its image and reputation, but the Company does not ultimately have direct control over how it is perceived by others. Reputation loss may lead to increased challenges in developing and maintaining community relations, decreased investor confidence and an impediment to the Company’s overall ability to advance its projects, thereby having a material adverse impact on financial performance, cash flows and growth prospects.

Conflicts of interest

Certain of the directors and/or officers of Solaris also serve as directors and/or officers of other companies involved in natural resource exploration, development and mining operations and consequently there exists the possibility for such directors and/or officers to be in a position of conflict. Any decision made by any of such directors and/or officers will be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of Solaris and Solaris shareholders. In addition, each director is required to declare and refrain from voting on any matter in which such director may have a conflict of interest in accordance with the procedures set forth in the BCBCA and other applicable laws.

Uninsurable risks

As mentioned above, Solaris’ business is subject to a number of risks and hazards including adverse environmental conditions, industrial accidents, labour disputes, and technical difficulties due to unusual or unexpected geologic formations. Such risks could result in personal injury or death, environmental damage, damage to and destruction of the facilities, delays in exploration and development, monetary losses and legal liability. For some of these risks, Solaris maintains insurance to protect against these losses at levels consistent with industry practice. However, Solaris may not be able to maintain current levels of insurance, particularly if there is a significant increase in the cost of premiums. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production may not be generally available to Solaris or to other companies in the mining industry on acceptable terms. Solaris might also become subject to environmental liability or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause Solaris to incur significant costs that could have a material adverse effect upon its financial condition and results of operations.

Information systems

Targeted attacks on Solaris’ systems (or on systems of third parties that Solaris relies on), failure or non-availability of key information technology (“IT”) systems or a breach of security measures designed to protect Solaris’ IT systems could result in disruptions to Solaris’ operations, extensive personal injury, property damage or financial or reputational risks. As the threat landscape is ever-changing, Solaris must make continuous mitigation efforts, including risk prioritized controls to protect against known and emerging threats, tools to provide automate monitoring and alerting and backup and recovery systems to restore systems and return to normal operations.

Public company obligations

Solaris is subject to evolving corporate governance and public disclosure regulations that have increased both Solaris’ compliance costs and the risk of non-compliance, which could adversely impact Solaris’ share price.

Solaris is subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including the Canadian Securities Administrators, the TSX, and the International Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity creating many new requirements. For example, the Canadian government proclaimed into force the Extractive Sector Transparency Measures Act on June 1, 2015, which mandates the public disclosure of payments made by mining companies to all levels of domestic and foreign governments starting in 2017 for the year ended December 31, 2016. Solaris’ efforts to comply with such legislation could result in increased general and administration expenses and a diversion of management time and attention from operating activities to compliance activities.

Internal controls provide no absolute assurances as to reliability of financial reporting and financial statement preparation, and ongoing evaluation may identify areas in need of improvement

Solaris may fail to maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented or amended from time to time, and Solaris may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting. Solaris’ failure to satisfy the requirements of Canadian legislation on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm Solaris’ business and negatively impact the trading price of the Common Shares or market value of its other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm Solaris’ operating results or cause it to fail to meet its reporting obligations.

Solaris may fail to maintain the adequacy of its disclosure controls. Disclosure controls and procedures are designed to ensure that the information required to be disclosed by Solaris in reports filed with securities regulatory agencies is recorded, processed, summarized and reported on a timely basis and is accumulated and communicated to Solaris’ management, as appropriate, to allow timely decisions regarding required disclosure.

No evaluation can provide complete assurance that Solaris’ financial and disclosure controls will detect or uncover all failures of persons within Solaris to disclose material information otherwise required to be reported. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. The effectiveness of Solaris’ controls and procedures could also be limited by simple errors or faulty judgments.

The Company’s foreign subsidiary operations may impact its ability to fund operations efficiently, as well as the Company’s valuation and stock price

The Company conducts operations through foreign subsidiaries and substantially all of its assets are held in such entities. Accordingly, any limitation on the transfer of cash or other assets between the parent corporation and such entities, or among such entities, could restrict the Company’s ability to fund its operations efficiently. Any such limitations, or the perception that such limitations may exist now or in the future, could have an adverse impact on the Company’s valuation and stock price.

Share price fluctuation

Securities markets have experienced a high degree of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations which have not necessarily been related to their operating performance, underlying asset values or prospects. Additionally, companies like Solaris often experience periods where their shares are thinly traded. There can be no assurance that these kinds of share price fluctuations or lack of liquidity will not occur in the future, and if they do occur, Solaris does not know how severe the impact may be on its ability to raise additional funds through equity issues. If Solaris is unable to obtain such additional financing, any investment in Solaris may be materially diminished in value or lost.

The value of the Company’s common shares, as well as its ability to raise equity capital, may be impacted by future issuances of shares

The Company is authorized to issue an unlimited number of Common Shares without par value. The Company may issue more Common Shares in the future. Sales of substantial amounts of Common Shares (including shares issuable upon the exercise of stock options), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the Common Shares and the ability of the Company to raise equity capital in the future.

Future sales of common shares by existing shareholders

Sales of a large number of Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Common Shares and could impair the ability of the Company to raise capital through future sales of Common Shares.

Costs of land reclamation

It is difficult to determine the exact amounts which will be required to complete all land reclamation activities in connection with the properties in which the Company holds an interest. Reclamation bonds and other forms of financial assurance represent only a portion of the total amount of money that will be spent on reclamation activities over the life of a mine. Accordingly, it may be necessary to revise planned expenditures and operating plans in order to fund reclamation activities. Such costs may have a material adverse impact upon the consolidated financial condition and results of operations of the Company.

Measures to protect endangered species may adversely affect the Company’s operations

The countries in which Company operates (including in particular, Ecuador) have diverse and fragile ecosystems and the federal government, regional governments, politicians, community leaders, and NGOs are vigilant in the protection of endangered species. The existence or discovery of an endangered species at or near the Company’s projects may have a number of adverse consequences to the Company’s plans and operations. For instance, the presence of an endangered species could require the Company to modify its design plans and construction, to take extraordinary measures to protect the species or to cease its activities temporarily or permanently, all of which would delay the Company’s exploration activities and have an adverse economic impact on the Company, which could be material. The existence or discovery of an endangered species at Warintza could also ignite NGO and local community opposition to the Company’s projects, which could present further challenges to exploration and development activities.

Environmental risks and hazards

All phases of the Company’s consolidated operations are subject to environmental regulation in the various jurisdictions in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, including potential loss of title, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company’s operations. Environmental hazards may exist on the properties on which the Company holds interests which are unknown to the Company at present and which have been caused by previous or existing owners or operators of the properties.

Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations or in the exploration or development of mineral properties may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current environmental laws, regulations and permits governing operations and activities of mining and exploration companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in exploration expenses, capital expenditures or production costs, reductions in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Changes in climate conditions

Governments are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulation relating to emission levels (such as carbon taxes) and energy efficiency is becoming more stringent. If the current regulatory trend continues, the Company expects that this may result in increased costs at some of its operations. In addition, the physical risks of climate change may also have an adverse effect on the Company’s operations. These risks include extreme weather events such as increased frequency or intensity of wildfire seasons or prolonged drought which could have the potential to disrupt the Company’s operations. Effects of climate change or extreme weather events could cause prolonged disruption to the delivery of essential commodities, which may cause the Company’s production efficiency to be reduced.

The Company can provide no assurance that efforts to mitigate the risks of climate changes will be effective and that the physical risks of climate change will not have an adverse effect on the Company’s operations and profitability.

Risks Relating to an Offering and the Securities

Discretion in the Use of Proceeds

While detailed information regarding the use of proceeds from the sale of our securities will be described in the applicable prospectus supplement, the Company will have broad discretion over the use of net proceeds from an offering by the Company of its securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be reallocated at the Company’s sole discretion. Management will have discretion concerning the use of proceeds described in the applicable prospectus supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a prospectus supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Company’s results of operations may suffer. See “Use of Proceeds”.

There is no assurance of a sufficient liquid trading market for the Company’s Common Shares in the future.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company’s Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or the NYSE American or achieve listing on any other public listing exchange.

The debt securities will be unsecured and will rank equally in right of payment with all of our other future unsecured debt.

The debt securities will be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The debt securities will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities. See “Description of Debt Securities”.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from any sale of our securities to advance business objectives outlined in this prospectus and the documents incorporated by reference herein, for working capital requirements and for exploration, development, and construction of the Company’s mineral property interests. More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

While detailed information regarding the use of proceeds from the sale of our securities will be described in the applicable prospectus supplement, the Company will have broad discretion over the use of the net proceeds from an offering by the Company of its securities. Because of the number and variability of factors that will determine the Company’s use of such proceeds, the Company’s ultimate use might vary substantially from its planned use. You may not agree with how the Company allocates or spends the proceeds from an offering of its securities. Solaris may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of its securities, including the market value of its Common Shares, and that may increase its losses.

PRIOR SALES

Information in respect of our Common Shares that we issued within the previous twelve month period, Common Shares that we issued upon the exercise of options, restricted share units and performance based restricted share units granted under our equity incentive plans, and in respect of such equity securities exercisable or convertible into Common Shares that we granted under such equity incentive plans, will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

MARKET FOR SECURITIES

Our Common Shares are listed on the TSX in Canada (trading symbol: SLS) and our Common Shares are listed on the NYSE American in the United States (trading symbol: SLSR). Trading price and volume of the Company’s securities will be provided as required for all of our Common Shares in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

If we offer debt securities having a term to maturity in excess of one year or preferred shares under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our consolidated share capital and loan capital since March 31, 2024, the date of our financial statements for the most recently completed financial period except for the closing of the distribution of 8,222,500 Common Shares under the Offering and the distribution of 2,795,102 Common Shares under the June Private Placement.

DESCRIPTION OF SHARE CAPITAL

The Company is authorized to issue an unlimited number of Common Shares without par value. As at the date of this prospectus, there are 161,848,241 Common Shares issued and outstanding.

Common Shares

The holders of the Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote the Common Shares at the meetings. Each Share carries with it the right to one vote. The Common Shares have no pre-emptive, conversion, exchange, redemption, retraction, purchase for cancellation or surrender provisions and there are no sinking fund provisions in relation to the Common Shares. In the event of a liquidation, dissolution or winding-up of the Company or other distribution of its assets, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the Company has paid out its liabilities. All Common Shares are entitled to an equal share in the dividends declared and paid by the Company. There are no restrictions in the Company’s articles which could prevent the Company from paying dividends as long as there are no reasonable grounds for believing that the Company is insolvent or the payment of dividends would render the Company insolvent. Distribution in the form of dividends, if any, will be set by the Company’s board of directors (the “Board”).

Dividend Policy

The Company has neither declared nor paid dividends on its Common Shares. The Company does not currently have a policy with respect to the payment of dividends. The payment of dividends in the future will depend on the Company’s financial condition and such other factors as the Board considers appropriate.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities, “we”, “us”, “our”, “Solaris” or the “Company” refer to Solaris Resources Inc., but not to our subsidiaries. This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture to be entered into between us and one or more trustees. Such indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the BCBCA. A copy of the form of indenture relating to the debt securities has been filed as an exhibit to Solaris’ registration statement filed with the SEC. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities, once it has been entered into. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may also issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in Canadian dollars, U.S. dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

●	the title of the debt securities;

●	the aggregate principal amount of the debt securities;

●	the percentage of principal amount at which the debt securities will be issued;

●	whether payment on the debt securities will be senior or subordinated to, or rank pari passu with, our other liabilities or obligations;

●	whether the payment of the debt securities will be guaranteed by any other person;

●	the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

●	whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

●	the place or places we will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

●	whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

●	whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

●	whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

●	the denominations in which we will issue any registered debt securities, if other than denominations of $2,000 and any multiple of $1,000 in excess thereof and, if other than denominations of $5,000, the denominations in which any unregistered debt security shall be issuable;

●	whether we will make payments on the debt securities in a currency or currency unit other than Canadian dollars or by delivery of our Common Shares or other property;

●	whether payments on the debt securities will be payable with reference to any index or formula;

●	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

●	whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

●	the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

●	any changes or additions to events of default or covenants;

●	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

●	whether the holders of any series of debt securities have special rights if specified events occur;

●	any mandatory or optional redemption or sinking fund or analogous provisions;

●	the terms, if any, for any conversion or exchange of the debt securities for any other securities;

●	rights, if any, on a change of control;

●	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

●	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

●	issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

●	register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

●	exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

●	issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

●	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

●	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

●	we fail to make any required sinking fund or analogous payment for that series of debt securities;

●	we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 90 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

●	certain events involving our bankruptcy, insolvency or reorganization; and

●	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

●	the entire principal and interest and premium, if any, of the debt securities of the series; or

●	if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of all series of debt securities affected by an event of default may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

●	the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

●	the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

●	we will be discharged from the obligations with respect to the debt securities of that series; or

●	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise our defeasance option, we must deliver to the trustee:

●	an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

●	an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

●	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

●	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

●	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

●	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification. However, without the consent of each holder affected, no modification may:

●	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

●	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

●	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

●	change the place or currency of any payment;

●	adversely affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

●	impair the right of the holders to institute a suit to enforce their rights to payment;

●	adversely affect any conversion or exchange right related to a series of debt securities;

●	reduce the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

●	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

●	evidence our successor under the indenture;

●	add covenants or surrender any right or power for the benefit of holders;

●	add events of default;

●	provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

●	establish the forms of the debt securities;

●	appoint a successor trustee under the indenture;

●	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

●	cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

●	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

●	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture may contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon U.S. federal securities laws.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

The Company may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to the Company, and obligating the Company to purchase from or sell to the holders, a specified number of Common Shares, as applicable, at a future date or dates, and including by way of instalment.

The price per Common Share and the number of Common Shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. The Company may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as it may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt obligations of third parties, securing the holders’ obligations to purchase the Common Shares under the share purchase contracts, which are referred to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of the Company. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or not or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a securities exchange or automated interdealer quotation system.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada that it will not distribute warrants that, according to the aforementioned terms as described in the prospectus supplement for warrants supplementing this prospectus, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) in Canada will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

The particular terms of each issue of warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of warrants;

●	the price at which the warrants will be offered;

●	the currency or currencies in which the warrants will be offered;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the number of Common Shares or debt securities that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the Common Shares or debt securities may be purchased upon exercise of each warrant;

●	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of securities that may be purchased, (ii) the exercise price per security or (iii) the expiry of the warrants;

●	whether we will issue fractional shares;

●	whether we have applied to list the warrants or the underlying securities on any exchange;

●	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

●	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

●	whether the warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	material U.S. and Canadian income tax consequences of owning the warrants; and

●	any other material terms or conditions of the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

The Company may issue units, which may consist of one or more Common Shares, warrants or any combination of securities as is specified in the relevant prospectus supplement. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

●	the designation and aggregate number of units being offered;

●	the price at which the units will be offered;

●	the designation, number and terms of the securities comprising the units and any agreement governing the units;

●	the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

●	whether we will apply to list the units on any exchange;

●	material U.S. and Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

●	any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue subscription receipts, which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), the material terms of which will be described in the applicable prospectus supplement, that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province or territory thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the subscription agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the applicable securities regulatory authorities in Canada and the United States after it has been entered into.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

●	the designation and aggregate number of subscription receipts being offered;

●	the price at which the subscription receipts will be offered;

●	the designation, number and terms of the Common Shares, warrants or a combination thereof to be received by the holders of subscription receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

●	the conditions (the “Release Conditions”) that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants or a combination thereof;

●	the procedures for the issuance and delivery of the Common Shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;

●	whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants or a combination thereof upon satisfaction of the Release Conditions;

●	the identity of the Escrow Agent;

●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

●	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, warrants or a combination thereof pending satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

●	if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

●	procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●	any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

●	any entitlement of Solaris to purchase the subscription receipts in the open market by private agreement or otherwise;

●	whether we will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;

●	whether we will issue the subscription receipts as bearer securities, as registered securities or both;

●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other Solaris securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

●	whether we will apply to list the subscription receipts on any exchange;

●	material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and

●	any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of Solaris. Holders of subscription receipts are entitled only to receive Common Shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or warrants may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts, without the consent of the holders of the subscription receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

The foregoing summary of certain of the principal provisions of the securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable prospectus supplement under which any securities are being offered.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

SELLING SECURITYHOLDERS

Our Common Shares may be sold under this prospectus by way of a secondary offering by or for the account of certain of our securityholders. The prospectus supplement that we will file in connection with any offering of our Common Shares by selling securityholders will include the following information:

●	the names of the selling securityholders, and where the selling securityholder is not an individual, the name of the principal securityholder of such selling securityholder to the extent known;

●	the number or amount of our Common Shares owned, controlled or directed by each selling securityholder;

●	the number or amount of our Common Shares being distributed for the account of each selling securityholder;

●	the number or amount of securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding securities; and

●	whether our Common Shares are owned by the selling securityholders both of record and beneficially, of record only or beneficially only.

PLAN OF DISTRIBUTION

New Issue

We may issue our securities offered by this prospectus for cash or other consideration: (i) to or through underwriters, dealers, placement agents or other intermediaries; (ii) directly to one or more purchasers; or (iii) in connection with acquisitions of assets or shares or another entity or company.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

●	the name or names of any underwriters, dealers or other placement agents;

●	the number and the purchase price of, and form of consideration for, our securities;

●	any proceeds to us; and

●	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

The Company’s securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, the Company’s securities in connection with an ATM Distribution of the Company’s securities or effect any other transactions that are intended to stabilize the market price of the Company’s securities during an ATM Distribution.

In connection with any offering of the Company’s securities other than in an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Company’s securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Secondary Offering

This prospectus may also, from time to time, relate to the offering of our Common Shares by certain selling securityholders.

The selling securityholders may sell all or a portion of our Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If our Common Shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. Our Common Shares may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling securityholders effect such transactions by selling our Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of our Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of our Common Shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our Common Shares in the course of hedging in positions they assume. The selling securityholders may also sell our Common Shares short and deliver our Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge our Common Shares to broker-dealers that in turn may sell such shares.

At the time a particular offering of our Common Shares is made by any selling securityholders, a prospectus supplement will be distributed which will identify the selling securityholders and provide the other information set forth under “Selling Securityholders” of such prospectus supplement, including the aggregate amount of our Common Shares being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any securityholder will sell any or all of our Common Shares registered pursuant to this prospectus.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are KPMG LLP, Chartered Professional Accountants through its offices located on the 11th Floor at 777 Dunsmuir Street, Vancouver, British Columbia, Canada V7Y 1K3. KPMG LLP has confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation, and that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards.

As of the date of this prospectus, the transfer agent and registrar for the Company’s Common Shares in Canada and the United States, respectively, is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia, Toronto, Ontario and New York, New York.

INTEREST OF EXPERTS

The following are the names of persons or companies (a) that are named as having prepared or certified a report, valuation, statement or opinion included in or included by reference in this prospectus; and (b) whose profession or business gives authority to the statement, report or valuation made by the person or Solaris:

●	Mario E. Rossi, FAusIMM, SME, IAMG, Principal Geostatistician of Geosystems International Inc. and a “qualified person” under NI 43-101, prepared the technical report entitled, “NI 43-101 Technical Report for Warintza Project, Ecuador (Amended)” dated effective April 1, 2022 (the “Technical Report”).

The person listed above has not (i) received or will receive a direct or indirect interest in any property of the Company or any of its associates or affiliates, or (ii) is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associates or affiliates of the Company. To the best of the Company’s knowledge, after reasonable inquiry, as of the date hereof, the aforementioned individuals and, as applicable, their firms, beneficially own, directly or indirectly, less than 1% of the outstanding Common Shares.

All other disclosure of scientific and technical information regarding the Company’s properties in this Prospectus and the documents incorporated by reference, including with respect to the use of proceeds, was reviewed and approved by Jorge Fierro, M.Sc., DIC, PG, Vice President Exploration of Solaris, a “qualified person” under NI 43-101.

AGENT FOR SERVICE OF PROCESS

Donald R. Taylor, a director of the Company, resides outside of Canada and has appointed the following agents for service of process in Canada:

Name of Person	Name and Address of Agent
Donald R. Taylor	Blake, Cassels & Graydon LLP 1133 Melville Street, Suite 3500 Vancouver, British Columbia, V6E 4E5

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of U.S. law. As of the date of this prospectus, the partners and associates of Blake, Cassels & Graydon LLP beneficially own, directly or indirectly, less than 1% of our outstanding Common Shares.

EXEMPTION FROM NATIONAL INSTRUMENT 44-101

Pursuant to a decision of the Autorité des marchés financiers (“AMF”) dated June 7, 2024, the Company was granted exemptive relief from the requirement that this prospectus as well as the documents incorporated by reference herein and any applicable prospectus supplement and the documents incorporated by reference therein to be filed in relation to an ATM Distribution be filed with the AMF in the French language. This exemptive relief is granted on the condition that this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein be filed with the AMF in the French language if the Company offers securities to Québec purchasers in connection with an offering other than in relation to an ATM Distribution.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces or territories of Canada through SEDAR+ at www.sedarplus.ca and any document we file with, or furnish to, the SEC on EDGAR, and may be accessed at www.sec.gov. Please note that the SEC’s website and the website containing Canadian securities regulatory filings are including in this prospectus and any applicable prospectus supplement as inactive textual references only. The information contained on such websites is not incorporated by reference in this prospectus and any applicable prospectus supplement and should not be considered part of this prospectus or any applicable prospectus supplement, except as explicitly described in the section titled “Documents Incorporated by Reference”.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the BCBCA. Most of our directors and officers, and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth above), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

We will file with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we will appoint CT Corporation as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Solaris Resources Inc. (“we”, “us” or “the Company”) is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160(a) of the Act, and subject to Section 163 of the Act, an individual who:

●	is or was a director or officer of the Company;

●	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of the Company; or (ii) at our request, or

●	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by us against all eligible penalties (as defined herein) to which the eligible party is or may be liable.

Under Section 159 of the Act, an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An “eligible proceeding” means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided we must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163(1) of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be;

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful; or

●	if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable under Section 160(a) of the Act, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, we must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5—Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia (the “Court”) may, on application of the Company or an eligible party, may:

●	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

●	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

●	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

Under our articles, and subject to the Act, we must indemnify a director, former director or alternate director and his or her heirs and personal or other legal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party). We have entered into indemnity agreements with our directors and officers.

Pursuant to our articles, the failure of a director, alternate director or officer to comply with the Act or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of a person (or his or her heirs or legal personal representatives) who:

●	is or was a director, alternate director, officer, employee or agent of the Company;

●	is or was a director, alternate director, officer, employee or agent of another corporation at a time when such corporation is or was an affiliate of the Company, or

●	at our request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a corporation or a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Annual information form of the Registrant for the year ended December 31, 2023, dated as of March 28, 2024 (incorporated by reference to Exhibit 99.65 to the Registrant’s registration statement on Form 40-F filed with the Commission on April 12, 2024)

4.2	Audited annual consolidated financial statements of the Registrant as at and for the years ended December 31, 2023 and 2022 and the notes thereto together with the Independent Auditor’s Report thereon (incorporated by reference to Exhibit 99.63 to the Registrant’s registration statement on Form 40-F filed with the Commission on April 12, 2024)

4.3	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the year ended December 31, 2023 and 2022 (incorporated by reference to Exhibit 99.64 to the Registrant’s registration statement on Form 40-F filed with the Commission on April 12, 2024)

4.4	Consolidated interim financial statements of the Registrant as at and for the three months ended March 31, 2024 and 2023, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s second report of foreign private issuer on Form 6-K filed with the Commission on May 9, 2024)

4.5	Management’s discussion and analysis of the Registrant for the three months ended March 31, 2024 and 2023 dated May 9, 2024 (incorporated by reference to Exhibit 99.2 to the Registrant’s second report of foreign private issuer on Form 6-K filed with the Commission on May 9, 2024)

4.6	Management information circular of the Registrant dated May 9, 2024, prepared for the annual general meeting of shareholders to be held on June 24, 2024 (incorporated by reference to Exhibit 99.2 to the Registrant’s first report of foreign private issuer on Form 6-K filed with the Commission on May 9, 2024)

4.7	Material change report dated January 11, 2024 relating to the announcement of the Registrant’s entrance into a subscription agreement in respect of an approximately C$130 million private placement of Shares by an affiliate of Zijin Mining Group Co. Ltd. (incorporated by reference to Exhibit 99.58 to the Registrant’s registration statement on Form 40-F filed with the Commission on April 12, 2024)

4.8	Material change report dated May 24, 2024 relating to the announcement of the termination of the Zijin Financing (incorporated by reference to Exhibit 99.1 to the Registrant’s first report of foreign private issuer on Form 6-K filed with the Commission on May 28, 2024)

4.9	Material change report dated May 27, 2024 relating to the announcement of the Company’s entrance into an agreement with National Bank Financial Markets, RBC Capital Markets, and BMO Capital Markets as bookrunners, on behalf of a syndicate of underwriters (collectively, the “Underwriters”), pursuant to which the Underwriters have agreed to purchase, on a bought deal basis, 7,150,000 Common Shares at a price of $4.90 per Common Share, for aggregate gross proceeds of $35,035,000 (the “Offering”) (incorporated by reference to Exhibit 99.1 to the Registrant’s second report of foreign private issuer on Form 6-K filed with the Commission on May 28, 2024)

5.1	Consent of KPMG LLP

5.2	Consent of Mario E. Rossi, P. Geo.

5.3	Consent of Jorge Fierro, M.Sc., DIC, PG

6.1	Powers of Attorney (included on the signature pages of this Registration Statement)

7.1	Form of Indenture

107	Filing Fee Table

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada, on June 14, 2024.

Solaris Resources Inc.

By:	/s/ Daniel Earle
	Name:	Daniel Earle
	Title:	Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel Earle and Sunny Lowe, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on June 14, 2024:

Signature	Title

/s/ Daniel Earle	Chief Executive Officer and Director (Principal Executive Officer)
Daniel Earle

/s/ Sunny Lowe	Chief Financial Officer (Principal Financial and Accounting Officer)
Sunny Lowe

/s/ Richard Warke	Chairman of the Board of Directors
Richard Warke

/s/ Poonam Puri	Director
Poonam Puri

/s/ Donald Taylor	Director
Donald Taylor

/s/ Kevin Thomson	Director
Kevin Thomson

/s. Ron Walsh	Director
Ron Walsh

III-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in his capacity as the duly authorized representative of Solaris Resources Inc. in the United States, in the State of Arizona, on June 14, 2024.

/s/ Donald Taylor
Name:	Donald Taylor

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